Stoecklein Law Group, a Professional Corporation

                   Practice Limited to Federal Securities


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                                                              July 29, 2003

Board of Directors
PETROL OIL AND GAS, INC.
2300 Patrick Lane, Suite 26
Las Vegas, Nevada  89119

     RE:  Petrol Oil and Gas, Inc
          Registration Statement on Form SB-2

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement, on Form SB-2 filed by PETROL OIL AND GAS, INC., a Nevada corporation (the "COMPANY"),
with   the  Securities  and  Exchange  Commission  (the  "COMMISSION")   (the
"REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of 1933, as amended, of 5,000,000 shares of the Company's Common Stock (the "STOCK").

     In rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other documents as we have deemed necessary or appropriate for the purposes of this opinion, including the following: (a) the Articles of Incorporation and Bylaws of the Company, as amended; (b) the Registration Statement, together with the Exhibits to be filed as a part thereof; (c) the Prospectus prepared in connection with the Registration Statement; (d) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books; and (e) the stock records for the Company that the Company has provided to us.

     In our examination of documents for purposes of this opinion, with the exception of the stock certificates, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. As to the stock certificates, we have determined that the signatories on the stock certificates have the legal authority to execute same.

Petrol Oil and Gas, Inc. SB2 Registration
Opinion Letter
Page 2

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, the 5,000,000 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus will have been duly authorized, legally issued, fully paid and nonassessable.

     This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STOECKLEIN LAW GROUP

By: /s/ Donald Stoecklein
      Donald J. Stoecklein, Esq.